EXHIBIT 3.4

                                     BY-LAWS

                          COASTAL PHYSICIAN GROUP, INC.
                  (AMENDED AND RESTATED AS OF DECEMBER 3, 1996)

                                    ARTICLE I
                                     OFFICES

     Section 1.1 The principal office of the Corporation shall be located in North Carolina.

     Section 1.2 Except as otherwise required by the laws of the State of Delaware, the Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.1 All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2.2 The annual meetings of stockholders shall be held not later than 180 days after the end of each fiscal year for the purpose of electing Directors and transacting any and all business that may properly come before the meeting. If the annual meeting of stockholders is not held on a day designated above, any business, including the election of Directors, which might properly have been acted upon at that meeting may be acted upon at any subsequent stockholders' meeting held pursuant to these bylaws or held pursuant to a court order requiring a substitute annual meeting.

     Section 2.3 Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 2.4 The officer who has charge of the share ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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     Section  2.5  Special  meetings  of the  stockholders,  for any  purpose or purposes, including, but not limited to, a special meeting in lieu of the annual meeting, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.6 Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 2.7 The Corporation shall solicit proxies and provide proxy statements for all meetings of stockholders. Each proxy solicitation and proxy statement shall conform to all applicable state and federal statutes, rules and regulations. All proxies shall be in writing, signed by the stockholder. No proxy shall be voted on after three years from its date, unless the proxy expressly provides for a longer period.

     Section 2.8 Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.9 The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.10 When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the certificate of incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.11 The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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     Section 2.12 Unless otherwise provided in the certificate of incorporation, each holder of common stock shall, at every meeting of the stockholders, be entitled to one vote for each share of the capital shares having voting power held by such stockholder.

     Section 2.13 Except as limited by the General Corporation Law of Delaware, as amended from time to time, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote on such action.

     Section 2.14 Except as herein excepted, stockholder approval shall be required for any plan or arrangement (under (a) below) or, prior to the issuance of designated securities (under (b), (c), or (d) below) when:

          (a) A stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the Corporation or broadly based plans or arrangements including other employees (e.g., ESOPs). In a case where the Corporation, as an inducement essential to the individual's entering into an employment contract with the Corporation, stockholder approval will generally not be required.

          The establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1% of the number of shares of common stock, 1% of the voting power outstanding, or 25,000 shares will not generally require stockholder approval.

          (b) The issuance will result in a change of control of the issuer.

          (c) In connection with the acquisition of the stock or assets of another corporation if:

               (i) any director, officer or substantial stockholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Corporation or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more; or

               (ii) where the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash, if the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or

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          the number of shares of common  stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock or securities.

          (d) In connection with a transaction other than a public offer involving:

               (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors, or substantial stockholders of the Corporation equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

               (ii) the sale or issuance by the Corporation of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

          (e) Exceptions may be made when (1) the delay in securing stockbroker approval would seriously jeopardize the financial viability of the enterprise and (2) reliance by the Corporation on this exception is expressly approved by the Audit Committee of the Board or a comparable body.

     Section 2.15 Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to be nominated as directors at any meeting of the stockholders of the Corporation. At any meeting of the stockholders of the Corporation, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who is a holder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For a nomination to be properly brought before a stockholders' meeting by a stockholder, timely written notice shall be made to the Secretary of the Corporation. The stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation no less than 45 days nor more than 60 days prior to the meeting; provided, however, in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further, notice by the stockholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and (2)(a) the name and address, as they appear on the Corporation's books, of the stockholder, (b) the class and number of shares of capital stock of the Corporation owned by the stockholder and (c) a

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description of all  arrangements or  understandings  between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. The stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting, shall determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by this paragraph, the nomination shall not be accepted.

     Section 2.16 At any meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting
(1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a holder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For business to be properly brought before a stockholders' meeting by a stockholder, timely written notice shall be made to the Secretary of the Corporation. The stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 45 days nor more than 60 days prior to the meeting; provided however, in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made; provided further, notice by the stockholder to be timely must be received in any event not later than the close of business on the seventh day preceding the day on which the meeting is to be held. The stockholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for considering the business, and (2)(a) the name and address, as they appear on the Corporation's books, of the stockholder, (b) the class and number of shares of capital stock of the Corporation owned by the stockholder and (c) any material interest of the stockholder in the proposed business. The stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting shall determine and declare at the meeting that the proposed business was not brought before the meeting in accordance with the procedures prescribed by this paragraph, the business shall not be considered.

     The notice procedures set forth in this Article II do not change or limit any procedures the Corporation may require in accordance with applicable law with respect to the inclusion of matters in the Corporation's proxy statement.

                                   ARTICLE III
                                    DIRECTORS

     Section 3.1 The business of the Corporation shall be managed by or under the direction of its Board of Directors or by such Executive Committee as the Board of Directors may establish pursuant to these bylaws.

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     Section 3.2 The Corporation  shall have a Board of Directors  consisting of nine (9) Directors who shall serve staggered three-year terms. Three (3) Directors shall be elected for a three-year term at each annual meeting of the stockholders, except as provided in Section 3.3 of this Article, and each Director elected shall hold office until his death, retirement, resignation, removal or disqualification, or until his successor is elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation. At least two Directors shall be Independent Directors. For purposes of this section, "Independent Director" shall mean a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In the event of an increase or decrease in the authorized number of Directors or any vacancies in the Board, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of Directors so as to maintain such classes as nearly equal in number as possible.

     Section 3.3 Vacancies, including vacancies caused by the failure of the stockholders to elect the fully authorized number of directors, and newly created directorships resulting from any increase, in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual meeting and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 3.4 The President, or such other individual as may be appointed by the Board of Directors of the Corporation, shall serve as Chairman of the Board of Directors. Subject to the provisions of Section 3.11, the President, or the Chairman if the President and Chairman are different people, shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 3.5 The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.6 The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders or at such other time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately after the stockholders meeting or at the time and place fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

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     Section 3.7 Regular  meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 3.8 Special meetings of the Board may be called by the President on three days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director; in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director. Notice of special meetings need not specify the purpose for which the meeting is called.

     Section 3.9 At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The vote of a majority of the duly elected or appointed and qualified Directors of the Corporation shall be required to adopt a resolution constituting the Executive Committee. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a bylaw.

     Section 3.10 Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.11 Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by conference telephone or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If members of the Board of Directors are participating in a meeting of the Board of Directors by conference telephone or other means and are not physically present at a single location, and if the Chairman, or such other person as has been designated to preside at the meeting, is not physically present at the location where the greatest number of members are physically present, then the President, if different than the Chairman and present at such location, shall preside at the meeting. If neither the Chairman nor the President are physically present at such location, then the Board of Directors shall select from among the members at the location where the greatest number of directors are physically present a person to preside at the meeting.

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                             COMMITTEES OF DIRECTORS

     Section 3.12 The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation and any officers or employees of the Corporation as named by the Board. Such committee shall have at least two members. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as prohibited by law, each committee shall have the authority set forth in the resolution establishing such committee.

     Section 3.13 The Board shall establish an Audit Committee. The majority of the members of the Audit Committee shall be Independent Directors as defined in
Section 3.2. Where appropriate, the Audit Committee shall review related party transactions for potential conflict of interest situations.

     Section 3.14 Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

     Section 3.15 Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES

     Section 4.1 Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any Director or stockholders, such notice may be given in writing, by mail addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by any usual means of communication.

     Section 4.2 Whenever any notice is required to be given under the provisions of a statute or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed

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by the person or persons  entitled to said notice,  whether  before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

     Section 5.1 The Corporation shall have a President, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and other officers as the Board of Directors may from time to time appoint, and such
Vice-Presidents as may be appointed from time to time by the Board or the President. Any two or more offices may be held by the same person, except the office of President and Secretary. However, no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, by the certificate of incorporation, or by these bylaws to be executed, acknowledged, or verified by two or more officers.

     Section 5.2 The officers of the Corporation, other than Vice-Presidents, shall be appointed by the Board of Directors; in addition, Vice-Presidents may be appointed by the President. Such appointments may be made at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected an qualified, unless otherwise specified by the Board of Directors (or in the case of Vice-Presidents, by the President).

     Section 5.3 The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 5.4 The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors or by a Compensation Committee appointed by the Board.

     Section 5.5 The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors; however, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors; except that vacant Vice-Presidencies may be filled by the President.

                                  THE PRESIDENT

     Section  5.6 The  President  shall be the Chief  Executive  Officer  of the
Corporation, and shall preside (subject to the provisions of Section 3.4 and Section 3.11) at all meetings of the stockholders and the Board of Directors; shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the direction and control of the Board of Directors and the Executive Committee, if created, he shall have general charge and authority over the business of

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the Corporation.  He shall make reports regarding the business and activities of the Corporation for the preceding fiscal year to the stockholders at each annual meeting.

     Section 5.7 The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where such documents are required or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                               THE VICE-PRESIDENT

     Section 5.8 If there be more than one Vice-President, the President or the Board or the Executive Committee thereof may designate their seniority (such as First Vice-President, Senior Vice-President, Executive Vice-President, etc.) and/or the particular department of the Corporation of which they shall have charge. The Vice-President, or if there be more than one, the Vice-Presidents in order of their seniority by designation, or if not so designated, in the order of their seniority by appointment, shall perform the duties of the President in his absence or during his disability to act. The Vice-Presidents shall have such other duties and powers as may be assigned to or vested in them by the President or by the job description relating to any duties associated with management of a particular department.

                      THE SECRETARY AND ASSISTANT SECRETARY

     Section 5.9 The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature .

     Section 5.10 The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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                     THE TREASURER AND ASSISTANT TREASURERS

     Section 5.11 The Treasurer shall have the custody of the corporate funds and securities belonging to the Corporation and shall receive, deposit, or disburse the same under the direction of the Board of Directors or the Executive Committee. He shall keep full and accurate accounts of the finances of the Corporation in books specifically provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for each fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection for a period of ten (10) years; and the Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President, the Board of Directors, or the Executive Committee.

     Section 5.12 The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 5.13 The Treasurer or in his absence, the Assistant Treasurer, shall vote the Corporation's shares of stock in its subsidiaries at any stockholders' meeting of such subsidiaries.

     Section 5.14 The Board of Directors may by resolution require any or all officers, agents, and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI
                               SHARE CERTIFICATES

     Section 6.1 The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be set forth from time to time in the certificate of incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum authorized by the certificate of incorporation and the minimum requirements of the certificate of incorporation of Delaware law.

     Section 6.2 Certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine to every stockholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice-President and by the Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are

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

issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

     Section 6.3 Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 6.4 The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost; stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation, in such sum as it may direct, an indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF SHARES

     Section 6.5 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                             REGISTERED STOCKHOLDERS

     Section 6.6 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or any other notice; provided, however, that the Board of Directors may establish a procedure by which the beneficial owner of shares held in the name of a nominee is recognized as the stockholder.

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

                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS

     Section 7.1 Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only as authorized by the law of Delaware.

     Section 7.2 Before payment of any dividend, there shall be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 7.3 The Board of Directors shall present at each annual meeting, a full and clear statement of the business and condition of the Corporation.

                                CHECKS AND DRAFTS

     Section 7.4 All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     Section 7.5 The fiscal year of the Corporation shall be January 1 to December 31 of each calendar year.

                                      SEAL

     Section 7.6 The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                    CONTRACTS

     Section 7.7 The Board of Directors or Executive Committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

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

                                    DEPOSITS

     Section 7.8 All funds of the Corporation, not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                      LOANS

     Section 7.9 No loans shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name unless otherwise authorized by resolution of the Board of Directors or the Executive Committee. Such authority may be general or confined to specific instances.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8.1 NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a

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

presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 8.2 SUCCESSFUL DEFENSE. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
8.1 of this Article VIII or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 8.3 DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a Director or officer of the Corporation under Section 8.1 of this Article VIII (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 8.1. Any indemnification of an employee or agent of the Corporation under Section 8.1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 8.4 ADVANCE PAYMENT OF EXPENSES. Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 8.5 SURVIVAL; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

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

     The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.6 SEVERABILITY. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

     Section 8.7 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE IX
                                   AMENDMENTS

     Section 9.1 Except as set forth in the next sentence, these Bylaws may be altered, amended or repealed or new Bylaws adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal or adoption of new Bylaws be contained in the notice of such special meeting. Notwithstanding any other provisions of these Bylaws or any provisions of law which might otherwise permit a lesser vote or no vote, the stockholders may only alter, amend, change or repeal the provisions of Sections 2.5, 2.13, 2.15, 2.16, 3.2, 3.3 and 9.1 hereof by the vote of the holders of at least 75% of the shares entitled to vote thereon.

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